Exhibit 10.1

FIRST AMENDMENT TO

THE COASTAL FINANCIAL CORPORATION

2006 STOCK OPTION AND EQUITY COMPENSATION PLAN

WHEREAS, the Board of Directors (the “Board”) and shareholders of Coastal Financial Corporation (the “Company”) have adopted the Coastal Financial Corporation 2006 Stock Option and Equity Compensation Plan (the “Plan”);

WHEREAS, the Board desires to amend the Plan to clarify the methods by which Options (as defined in the Plan) may be exercised and the associated exercise price paid, as determined by the Committee (as defined in the Plan); and

WHEREAS, Section 19(a) of the Plan permits the Board to amend the Plan from time to time, subject only to certain limitations specified therein.

NOW THEREFORE, the following amendments are hereby made a part of the Plan, effective as of the date hereof:

1.

The first sentence of Section 8(a) of the Plan is replaced in its entirety with the following: “Grantee shall pay or be deemed to have paid the full exercise price for shares of Common Stock purchased under an Option and any required tax withholding resulting from such exercise, at the time the Option is exercised, by such method or methods as the Committee determines acceptable, including but not limited to, payment or deemed payment in cash, Common Stock (valued at Fair Market Value), net settlement, broker assisted cashless exercise or any combination thereof; provided, however, that net settlement of an Option intended to qualify as an Incentive Stock Option shall not be permitted if doing so will cause such Option to lose its status as an Incentive Stock Option, unless the Committee expressly determines otherwise.”

2.	In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this First Amendment to the 2006 Stock Option and Equity Compensation Plan as of July 27, 2020.

COASTAL FINANCIAL CORPORATION

By:	/s/ Joel G. Edwards
Joel G. Edwards
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)